UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 24, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 24, 2018, Philou Ventures, LLC, a Wyoming limited liability company (“Philou Ventures”) purchased 25,000 shares of Series B Convertible Preferred Stock (the “Preferred Shares”) of DPW Holdings, Inc. (the “Company”) in consideration for $250,000, pursuant to that certain Preferred Stock Purchase Agreement dated March 9, 2017, by and between Philou Ventures and the Company (the “Purchase Agreement”). The 25,000 Preferred Shares are convertible into 357,143 shares of the Company’s common stock (“Common Stock”) in the aggregate based on a $0.70 per share conversion price. In addition, pursuant to the Purchase Agreement and in conjunction with the purchase of the Preferred Shares, Philou Ventures was granted a warrant to purchase 357,143 shares of Common Stock at $0.70 per share (the “Warrant”). The terms of the Purchase Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2017.

As previously reported on the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2017, at the 2017 Annual Meeting of Shareholders of the Company held on December 28, 2017, the Company’s shareholders approved the conversion of up to 500,000 shares of the Company’s Series B Convertible Preferred Stock and the exercise of warrants to purchase shares of Common Stock in accordance with terms and subject to the conditions set forth in the Purchase Agreement.

The Preferred Shares and Warrant described in this Current Report on Form 8-K were offered and sold to Philou Ventures in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.
a Delaware corporation

Dated: April 25, 2018	/s/ Milton C. Ault III
Milton C. Ault III
Chief Executive Officer